Exhibit 99.1

Orthofix, International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

CONTACT:

Mark Quick

Investor Relations

Tel 214 937 2924

markquick@orthofix.com

Orthofix International Provides Fourth Quarter and Full-Year 2013 Results

Announces Strategic Plan to Further Drive Profitable Growth

Creates New Strategic Business Unit Structure to Enhance Focus and Provide Greater Transparency

Company to Host Conference Call at 8:30 AM ET

LEWISVILLE, TX. – March 27, 2014 – Orthofix International N.V., (NASDAQ:OFIX) today reported results for the fourth quarter and full year ended Dec. 31, 2013. For full-year 2013, net sales were $400.5 million, decreasing 11 percent on a reported basis and constant currency basis from $447.6 million in the prior year. For the fourth quarter 2013, net sales were $106.1 million, decreasing 10 percent on a reported and constant currency basis from $117.4 million in the fourth quarter of the prior year.

Commenting on the Company’s financial results, Orthofix President and Chief Executive Officer Brad Mason said, “Orthofix is clearly a company in transition. Over the course of 2013, we made a lot of headway in many areas, behind the scenes. We undertook a bottoms-up analysis of every aspect of the Company, which led us to implement numerous changes in people and business processes and to renew our focus on growth strategies.”

Mr. Mason continued, “This past year has been challenging and the 2013 financial performance is not reflective of where the Company should be operating. However, we expect stronger financial results in 2014 and are laying the groundwork for further growth and profitability in 2015 and 2016. We are confident that the changes we have made and the initiatives currently underway are resulting in a stronger Company driven by integrity and with a renewed focus on delivering results that meet or exceed our stakeholders’ expectations.”

Strategic Plan to Improve Profitability and Performance

In 2013, Orthofix redefined its business segments to allow each business unit to focus on distinct attributes and opportunities that maximize their potential, as well as provide greater internal and external transparency. These strategic business units (SBUs) are: BioStim, Biologics, Extremity Fixation and Spine Fixation. To provide greater external transparency into these SBUs, the Company will provide SBU-specific net sales and “net margin,” the latter of which is the measure of profit that best reflects the contribution margin of each of the SBUs. The Company calculates net margin as gross profit less sales and marketing expenses.

Furthermore, the Company has substantially enhanced its leadership team worldwide, including appointing a new Chairman of the Board and two additional highly qualified Board members. In addition to new leadership, the Company is implementing a number of key initiatives to strengthen its foundation and drive profitable growth. In addition to corporate initiatives, each SBU has developed and is executing individual key strategies, which will be discussed on the Company’s earnings call later today.

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

2013 Results

BioStim

For full-year 2013, sales were $147.9 million, a 20 percent decrease on a constant currency basis over 2012. This decrease was primarily due to a decline in volume relating to turnover of spine and orthopedic distributors, and a one-time deferral of third-party payor revenue due to a change of methodology to our billing process.

Biologics

Total Biologics sales were $53.8 million for the full-year 2013, which increased slightly from $53.7 million for the full-year 2012. Total tissue usage for the full-year 2013 increased 5 percent compared to 2012, but was offset by a change in our marketing service fee from Musculoskeletal Transplant Foundation (MTF) from 70 to 65 percent in April 2013, which occurred at the time of our Trinity Elite new product launch.

Extremity Fixation

Full-year 2013 sales of Extremity Fixation products were $103.4 million, a 7 percent constant currency decline compared to 2012 sales. This decline was predominantly the result of deterioration of sales in Brazil, as well as the negative impact of transitioning to sell-through revenue recognition for international distributors beginning on April 1, 2013.

Spine Fixation

Full-year 2013 sales were $95.5 million, a 2 percent decrease on a constant currency basis compared to the prior year. This decrease was primarily due to a 6 percent decrease in our average selling prices due to price discounting, which was somewhat offset by increased international sales.

Full Year Earnings Results

Full-year 2013 operating income from continuing operations was a loss of $5.1 million compared to income of $76.6 million in the prior year. Full-year 2013 and 2012 operating income included certain specified items detailed below, including a $19.2 million non-cash charge related to an impairment of goodwill and $12.9 million of costs related to the Company’s accounting review and restatement. When excluding these and the other specified items detailed below, adjusted operating income in full-year 2013 was $34.2 million compared to $84.0 million in full-year 2012. Full-year 2013 net income from continuing operations was a loss of $15.7 million compared to income of $45.1 million in the prior year. Full-year 2013 and 2012 net income also included the specified items detailed below. When excluding these items, adjusted net income from continuing operations for the full-year 2013 was $14.2 million compared to $49.7 million in full-year 2012.

Conference Call

Orthofix will host a conference call to discuss fourth quarter and full-year 2013 results today, Thursday, March 27, 2014 at 8:30 a.m. EST (7:30 a.m. CST). Interested parties may access the conference call by dialing (888) 267-2845 in the U.S. and (973) 413-6102 outside the U.S., and entering the conference ID 38220. A replay of the call will be available for two weeks by dialing (800) 332-6854 in the U.S. and (973) 528-0005 outside the U.S., and entering the conference ID 38220. A webcast of the conference call may be accessed by going to the Company’s website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients’ lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville TX, the Company has four strategic business units that include BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the Company’s sales representatives, stocking distributors and its subsidiaries. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation and the Texas Scottish Rite Hospital for Children. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to: risks relating to the Audit Committee review and financial restatement described herein and related legal proceedings (including potential action by the Division of Enforcement of the SEC and pending securities class action litigation); the Company’s review of allegations of improper payments involving the Company’s Brazil-based subsidiary; the Company’s non-compliance with certain NASDAQ Stock Market listing rules, and related pending hearings proceedings in connection therewith; the expected sales of the Company’s products, including recently launched products; unanticipated expenditures; changing relationships with customers, suppliers, strategic partners and lenders; changes to and the interpretation of governmental regulations; the resolution of pending litigation matters (including the Company’s indemnification obligations with respect to certain product liability claims against, and the government investigation of, the Company’s former sports medicine global business unit, as further described in the “Legal Proceedings” section of the Company’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2012 (the “Form 10-K/A”), and other subsequent periodic reports filed by the Company with the SEC); the Company’s ongoing compliance obligations under a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services (and related terms of probation), and a deferred prosecution agreement with the U.S. Department of Justice and a Consent Decree with the SEC; risks relating to the protection of intellectual property; changes to the reimbursement policies of third parties; the impact of competitive products; changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry, credit markets and the economy; corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions; and other risks described in Item 1A under the heading “Risk Factors” in the Form 10-K/A, as well as in other subsequent periodic reports filed by the Company with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

The following tables are summaries of fourth quarter and full-year 2013 sales reconciled to constant currency sales growth. Amounts shown are in millions and reflect unaudited figures.

External net sales by Strategic Business Unit

	Three Months Ended December 31, 2013
(USD in millions)	2013	2012	Reported Growth	Constant Currency Growth
BioStim	39.5	47.2	-16%	-17%
Biologics	13.9	13.9	0%	0%
Extremity Fixation	29.3	29.3	0%	-1%
Spine Fixation	23.5	26.9	-13%	-13%

Total net sales	$106.1	$117.4	-10%	-10%

Note: Some calculations may be impacted by rounding.

External net sales by Strategic Business Unit

	Year Ended December 31, 2013
(USD in millions)	2013	2012	Reported Growth	Constant Currency Growth
BioStim	147.9	182.0	-19%	-20%
Biologics	53.8	53.7	0%	0%
Extremity Fixation	103.4	112.0	-8%	-7%
Spine Fixation	95.5	99.9	-4%	-2%

Total net sales	$400.5	$447.6	-11%	-11%

Note: Some calculations may be impacted by rounding.

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

The following tables are summaries of fourth quarter and full-year 2013 net margin calculations by global business unit. Amounts shown are in millions and reflect unaudited figures.

	Three Months Ended December 31, 2013		Year Ended December 31, 2013
(USD in millions)	2013	2012	2013	2012
Net margin by Strategic Business Unit:
BioStim	$19.0	$20.3	$64.9	$86.6
Biologics	6.1	7.0	$24.4	$23.5
Extremity Fixation	4.6	9.8	$26.4	$34.3
Spine Fixation	(0.2)	5.8	$7.2	$19.1
Corporate	(0.1)	(0.4)	($1.4)	($1.5)

Subtotal	29.4	42.5	$121.5	$162.2
Consolidated Expenses:
General and administrative expense	(18.4)	(10.7)	(65.1)	(53.4)
Research and development expense	(6.1)	(5.4)	(26.7)	(28.6)
Amortization of intangible assets	(1.0)	(0.6)	(2.7)	(2.3)
Impairment of goodwill	—	—	(19.2)	—
Expenses relating to accounting review and restatement	(10.3)	—	(12.9)	—
Charges related to U.S. Government resolutions	0.0	(0.2)	0.0	(1.3)

Consolidated Operating income	(6.4)	25.6	(5.1)	76.6

The following table reconciles operating income from continuing operations to adjusted operating income from continuing operations for the fourth quarters and full-years ended December 31, 2013 and 2012:

Fourth Quarter Adjusted Operating Income from Continuing Operations

	Q4 2013		Q4 2012
	($000’s)	% of Sales	($000’s)	% of Sales
Reported GAAP operating income	$(6,378)	-6.0%	$25,613	21.8%
Specified Items:
Charges related to U.S. Government resolutions	—		235
Expenses related to accounting review and restatement	10,280		—

Adjusted operating income	$3,902	3.7%	$25,847	22.0%

Note: Some calculations may be impacted by rounding. Please refer to the Non-GAAP Performance measure section at the end of this press release for more information about the specified items listed above.

Full Year Adjusted Operating Income from Continuing Operations

	2013		2012
	($000’s)	% of Sales	($000’s)	% of Sales
Reported GAAP operating income	$(5,087)	-1.3%	$76,636	17.1%
Specified Items:
Strategic Investments in MTF	2,500		3,000
Impairment of goodwill	19,193		—
Expenses related to accounting review and restatement	12,945		—
Charges related to U.S. Government resolutions	—		1,295
Arbitration resolution of co-development agreement	—		3,100
Succession and restructuring charges	4,608		—

Adjusted operating income	$34,160	8.5%	$84,031	18.8%

Note: Some calculations may be impacted by rounding. Please refer to the Non-GAAP Performance measure section at the end of this press release for more information about the specified items listed above.

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

The following tables reconcile reported net income from continuing operations and net income from continuing operations per diluted share to adjusted net income from continuing operations and adjusted net income from continuing operations per diluted share for the quarters ended Dec. 31, 2013 and 2012, and for the full-years ended December 31, 2013 and 2012:

Fourth Quarter Adjusted Net Income from Continuing Operations

	Q4 2013		Q4 2012
	($000’s)	EPS	($000’s)	EPS
Reported GAAP net income and net income per diluted share	(9,337)	$(0.52)	$16,009	$0.81
Specified Items:
Charges related to U.S.Government resolutions	—		151
Expenses related to accounting review and restatement	6,476		—
Foreign exchange (gain)/loss	652		279
Tax settlement	—		885

Adjusted net income and net income per diluted share	$(2,209)	$(0.12)	$17,324	$0.88

Shares used to calculate EPS (in thousands)		18,102		19,668

Note: Some calculations may be impacted by rounding. Please refer to the Non-GAAP Performance Measure section at the end of this press release for more information about the specified items listed above.

Full Year Adjusted Net Income from Continuing Operations

	2013		2012
	($000’s)	EPS	($000’s)	EPS
Reported GAAP net income (loss) and net income (loss) per diluted share	$(15,681)	$(0.84)	$45,050	$2.32
Specified Items:
Strategic Investments in MTF	$1,575		$1,926
Charges related to U.S. Government resolutions	—		831
Foreign exchange (gain)/loss	1,520		318
Succession and restructuring charges	3,590		—
Expenses related to accounting review and restatement	8,155		—
Impairment of goodwill	17,849		—
Gain related to demutualization of a mutal insurance company	(2,776)		—
Arbitration resolution of co-development agreement	—		1,990
Tax settlement	—		885
Change in Estimate of Tax Deduction	—		(1,289)

Adjusted net income and net income per diluted share	$14,232	$0.76	$49,711	$2.56

Shares used to calculate EPS (in thousands)		18,697		19,390

Note: Some calculations may be impacted by rounding.

Please refer to the Non-GAAP Performance Measure section at the end of this press release for more information about the specified items listed above.

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

The following table reconciles reported net cash provided by operating activities to adjusted free cash flow for the full-years ended December 31, 2013 and 2012:

	For the Years Ended December 31,
	2013	2012
Net cash provided by operating activities	$67,445	$10,186
Capital Expenditures	(30,242)	(28,774)

Free Cash Flow	37,203	(18,588)
Specified Items:
Charges related to U.S. Government resolutions	—	83,178
Escrow receivable	—	(41,537)

Adjusted Free Cash Flow	$37,203	$23,053

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

Net sales	$106,143	$117,365	$400,534	$447,581
Cost of sales	32,517	24,944	102,300	98,253

Gross profit	73,626	92,421	298,234	349,328

Operating expenses
Sales and marketing	44,235	49,906	176,581	187,131
General and administrative	18,411	10,676	65,147	53,391
Research and development	6,115	5,418	26,768	28,577
Amortization of intangible assets	962	574	2,687	2,298
Expenses related to accounting review and restatement	10,280	—	12,945	—
Goodwill Impairment	—	—	19,193	—
Charges related to U.S. Government resolutions	—	235	—	1,295

	80,004	66,808	303,321	272,692

Operating income	(6,378)	25,613	(5,087)	76,636
Other income and expense
Interest expense, net	(338)	(792)	(1,925)	(4,743)
Other Income (Expense)	(1,587)	(713)	490	(1,705)

Income before income taxes	(8,303)	24,108	(6,522)	70,188
Income tax expense	(1,034)	(8,098)	(9,159)	(25,138)

Net income (loss) from continuing operations, net of tax	(9,337)	16,009	(15,681)	45,050

Discontinued operations
Gain on sale of Breg, Inc. net of tax	—	83	—	1,345
Income (loss) from discontinued operations	(2,111)	11,380	(18,740)	(2,994)
Income tax (expense) benefit	611	(6,312)	5,946	(563)

Net income (loss) from discontinued operations, net of tax	(1,499)	5,152	(12,794)	(2,212)

Net income (loss)	($10,836)	$21,161	($28,475)	$42,838

Net income (loss) per common share—basic
Net income (loss) from continuing operations, net of tax	($0.52)	$0.83	($0.84)	$2.37
Net income (loss) from discontinued operations, net of tax	($0.08)	$0.27	($0.68)	($0.12)

Net income (loss) per common share—basic	($0.60)	$1.10	($1.52)	$2.25

Net income (loss) per common share—diluted
Net income (loss) from continuing operations, net of tax	($0.52)	$0.81	($0.84)	$2.32
Net income (loss) from discontinued operations, net of tax	($0.08)	$0.26	($0.68)	($0.11)

Net income (loss) per common share—diluted	($0.60)	$1.07	($1.52)	$2.21

Weighted average number of common shares outstanding—basic	18,101,793	19,322,409	18,697,228	18,977,263
Weighted average number of common shares outstanding—diluted	18,101,793	19,668,480	18,697,228	19,390,413

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, U.S. Dollars, in thousands)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$30,486	$31,055
Restricted cash	23,761	21,314
Trade accounts receivable, net	75,567	107,312
Inventories, net	90,577	83,373
Deferred income taxes	35,078	33,450
Prepaid expenses and other current assets	26,776	34,079

Total current assets	282,245	310,583
Property, plant and equipment, net	54,606	53,835
Patents and other intangible assets, net	9,046	7,290
Goodwill	56,114	74,388
Deferred income taxes	17,707	18,881
Other long-term assets	7,385	7,920

Total assets	$427,103	$472,897

Liabilities and shareholders’ equity
Current liabilities:
Bank borrowings	$0	$16
Trade accounts payable	20,674	22,575
Other current liabilities	49,377	39,594
Total current liabilities	70,051	62,185
Long-term debt	20,000	20,000
Deferred income taxes	13,132	11,456
Other long-term liabilities	12,736	11,424

Total liabilities	115,919	105,065

Shareholders’ equity:
Common shares	1,810	1,934
Additional paid-in capital	216,653	246,306
Retained earnings	86,372	114,847
Accumulated other comprehensive income	6,349	4,745

Total shareholders’ equity	311,184	367,832

Total liabilities and shareholders’ equity	$427,103	$472,897

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, U.S. Dollars, in thousands)

	For the Years Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(28,475)	$42,838
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	$22,659	$20,580
Other non-cash adjustments	$37,017	$22,041
Change in operating assets and liabilities:
Changes in working capital	$36,244	($75,273)

Net cash provided by operating activities	67,445	10,186
Cash flows from investing activities:
Capital expenditures	(30,242)	(28,774)
Net proceeds from sale of Breg, Inc.	—	153,773

Net cash provided by (used in) investing activities	(30,242)	124,999
Cash flows from financing activities:
Net proceeds from issuance of common shares	3,450	25,586
Repayments of long-term debt	(16)	(188,695)
Repurchase of Treasury Shares	(39,494)	—
Repayment of bank borrowings, net	—	(1,297)
Change in restricted cash	(2,375)	25,799
Tax benefit on non-qualified stock options	82	1,020

Net cash (used in) provided by financing activities	(38,353)	(137,587)
Effect of exchange rate changes on cash	581	250

Net increase in cash and cash equivalents	(569)	(2,152)
Cash and cash equivalents at the beginning of period	31,055	33,207

Cash and cash equivalents at the end of period	$30,486	$31,055

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

Non-GAAP Performance Measures

The tables in this press release present reconciliations of operating income, net income and net income per diluted share, operating income and net cash provided by operating activities calculated in accordance with generally accepted accounting principles (GAAP) to non-GAAP performance measures, referred to as “Adjusted Operating Income”, “Adjusted Net Income and Adjusted Net Income per Diluted Share”, and “Free Cash Flow” that exclude the items specified in the tables. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of Orthofix’s business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of the Company’s operating strategies. A more detailed explanation of the items in the tables above that are excluded from GAAP net sales and GAAP net income and net income per diluted share, as well as why management believes the non-GAAP measures are useful to them, is included in the Regulation G Supplemental Information below.

Reconciliations of Non-GAAP Performance Measures

Adjusted Operating Income Reconciling Items

•	Strategic investments in MTF – costs related to the Company’s strategic investment with MTF in the development and commercialization of the next generation cell-based bone growth technology.

•	Charges related to U.S. Government resolutions – In 2012, prejudgment interest associated with: finalizing definitive agreements to resolve the U.S. Government investigation of the Company’s bone growth stimulation business, including resolution of a related civil matter; and finalizing definitive agreements to resolve the U.S. Government investigation of Blackstone Medical, Inc., including resolution of a related civil matter. In 2011, charges, certain legal expenses, and respective tax benefits associated with: finalizing definitive agreements to resolve the U.S. Government investigation of the Company’s bone growth stimulation business, including resolution of a related civil matter; reaching an agreement in principle to resolve the U.S. Government investigation of Blackstone Medical, Inc., including resolution of a related civil matter; and reaching an agreement in principle with the U.S. Department of Justice to settle violations of the FCPA matter at the Company’s former orthopedic distribution entity in Mexico, including charges related to a civil resolution with the SEC.

•	Succession and restructuring charges – In 2013 these costs relate to the cessation of certain of the Company’s officers.

•	Expenses related to accounting review and restatement – legal, accounting, and other professional costs related to the Company’s accounting review and restatement.

•	Impairment of goodwill – non-cash impairment charge of goodwill for the Company’s Spine Fixation and Extremity Fixation strategic businesses.

•	Arbitration resolution of co-development agreement – costs related to finalizing a 2008 co-development agreement.

Adjusted Net Income and Adjusted Net Income per Diluted Share Reconciling Items

Note: The reconciling items were tax affected in the current period at the prevailing rate within the respective jurisdictions.

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

•	Strategic investments in MTF – costs related to the Company’s strategic investment with MTF in the development and commercialization of the next generation cell-based bone growth technology.

•	Charges related to U.S. Government resolutions – In 2012, prejudgment interest associated with: finalizing definitive agreements to resolve the U.S. Government investigation of the Company’s bone growth stimulation business, including resolution of a related civil matter; and finalizing definitive agreements to resolve the U.S. Government investigation of Blackstone Medical, Inc., including resolution of a related civil matter. In 2011, charges, certain legal expenses, and respective tax benefits associated with: finalizing definitive agreements to resolve the U.S. Government investigation of the Company’s bone growth stimulation business, including resolution of a related civil matter; reaching an agreement in principle to resolve the U.S. Government investigation of Blackstone Medical, Inc., including resolution of a related civil matter; and reaching an agreement in principle with the U.S. Department of Justice to settle violations of the FCPA matter at the Company’s former orthopedic distribution entity in Mexico, including charges related to a civil resolution with the SEC.

•	Foreign exchange loss (gain) – due to translation adjustments resulting from the weakening or strengthening of the U.S. Dollar against various foreign currencies. A number of Orthofix’s foreign subsidiaries have intercompany and third party trade accounts receivables and payables that are held in currencies, most notably the U.S. Dollar, other than their local currency, and movements in the relative values of those currencies result in foreign exchange gains and losses.

•	Succession and restructuring charges – In 2013 these costs relate to the cessation of certain of the Company’s officers.

•	Expenses related to accounting review and restatement – legal, accounting, and other professional costs related to the Company’s accounting review and restatement.

•	Impairment of goodwill – non-cash impairment charge of goodwill for the Company’s Spine Fixation and Extremity Fixation strategic businesses.

•	Gain related to demutualization of a mutual insurance company – the Company received cash related to the demutualization of a mutual insurance company, in which the Company was an eligible member to share in such proceeds.

•	Arbitration resolution of co-development agreement – costs related to finalizing a 2008 co-development agreement.

Management use of, and economic substance behind, Non-GAAP Performance Measures

Management uses non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s business units. The items excluded from Orthofix’s non-GAAP measures are also excluded from the profit or loss reported by the Company’s business units for the purpose of analyzing their performance.

Material Limitations Associated with the Use of Non-GAAP Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP performance measures. Some of the limitations associated with the use of these non-GAAP performance measures are that they exclude items that reflect an economic cost to the Company and can have a material effect on cash flows. Similarly, equity compensation expense does not directly impact cash flows, but is part of total compensation costs accounted for under GAAP.

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

Compensation for Limitations Associated with Use of Non-GAAP Measures

Orthofix compensates for the limitations of its non-GAAP performance measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The GAAP results provide the ability to understand the Company’s performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of the Company’s businesses, excluding non-cash items, which management believes is an important measure of the Company’s overall performance. The Company provides a detailed reconciliation of the non-GAAP performance measures to their most directly comparable GAAP measures, and encourages investors to review this reconciliation.

Usefulness of Non-GAAP Measures to Investors

Orthofix believes that providing non-GAAP measures that exclude certain items provides investors with greater transparency to the information used by the Company’s senior management in its financial and operational decision-making. Management believes that providing this information enables investors to better understand the performance of the Company’s ongoing operations and to understand the methodology used by management to evaluate and measure such performance. Disclosure of these non-GAAP performance measures also facilitates comparisons of Orthofix’s underlying operating performance with other companies in its industry that also supplement their GAAP results with non-GAAP performance measures.

Source:

Orthofix International N.V.